Exhibit 32.2

                      Certification Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002


           In connection with the annual report of Riviera Holdings Corporation (the "Company") on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Mark Lefever, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, section 1350 of the United States Code, that to the best of my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

         This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

           A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  March 10, 2008

                                /s/ Mark Lefever
                                -------------------------------
                                Treasurer and Chief Financial Officer


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